Exhibit 1.01

Conflict Minerals Report
I.    Introduction
This Conflict Minerals Report (this “Report”) of Oceaneering International, Inc. has been prepared pursuant to Rule 13p-1 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (together with Form SD adopted by the SEC pursuant to its Release No. 34-67716, the “Rule”), for the reporting period January 1, 2021 to December 31, 2021 (the “Reporting Period”). As used in this Report, “we,” “our” and “us” refer to Oceaneering International, Inc. and its consolidated subsidiaries.
We are a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of our applied technology expertise, we also serve the defense, entertainment and aerospace industries.
II.    Reasonable Country of Origin Inquiry
As required by the Rule, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) that we believe was reasonably designed to determine whether any of the Covered Minerals that were necessary to the functionality or production of our Affected Products (defined below) originated from the Democratic Republic of the Congo (the “DRC”) or any adjoining country.
Based on an annual assessment, we determined that Covered Minerals were or may have been necessary to the functionality or production of various products manufactured, or contracted to be manufactured, for sale by us during the Reporting Period (our “Affected Products”). The following is a description of our Affected Products:
•subsea umbilicals, umbilical termination assemblies and flying leads;
•tooling, ROV tooling and work packages;
•production control equipment;
•installation and workover control systems;
•clamp connectors;
•pipeline connector and repair systems;
•pipe lifting frames and other equipment marinized for use in subsea exploration and production;
•subsea and topside control valves;
•subsea chemical injection valves;
•hardware components used in offshore communication and asset tracking systems; and

•integrated mobile robotic system solutions and technologically advanced products for use in: theme parks; manufacturing and warehousing facilities; naval research and vessel repairs and maintenance; and space exploration and other harsh environments.
For 2021, we retained the same third-party service provider that has assisted us since 2015. We analyzed our supply base to identify active suppliers that might provide materials or components necessary to the functionality or production of our Affected Products (our “Applicable Suppliers”). We queried our Applicable Suppliers using, solely with regard to responses regarding Covered Minerals, the RBA-GeSI Conflict Minerals Reporting Template, version 6.0 or higher (the “CMRT”) provided by the Responsible Minerals Initiative, formerly the Conflict-Free Sourcing Initiative (the “RMI”), as part of its Responsible Minerals Assurance Process, formerly the Conflict-Free Smelter Program (the “RMAP”). We evaluated and scored the risk presented by each smelter and refiner. Similarly, we evaluated and scored the risk presented by each Respondent (defined below) based on the smelters and refiners indicated, and due diligence program described, in the CMRT received from such Respondent. Our engagement with our Applicable Suppliers included the following steps:
•we sent an introductory communication to each of the Applicable Suppliers describing the compliance requirements, providing information on how to access the CMRT online and requesting completion of the CMRT;
•following that initial communication, we sent at least four reminder emails to each nonresponsive Applicable Supplier, further requesting completion of the CMRT;
•we attempted to reach out, via telephone, to Applicable Suppliers who remained nonresponsive, in order to offer additional assistance, including further information about the Rule, an explanation of why the information was being collected and a review of how the information would be used;
•we used automated data validation measures to identify questionable responses reflected in the submissions we received through the CMRT; and
•we attempted to contact each Applicable Supplier whose CMRT submission contained one or more questionable or incomplete responses for further validation.
III.    Due Diligence
We have implemented due diligence measures which (taken together with our RCOI) we believe conform in all material respects with the Rule and with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework. The following is a discussion of our due diligence measures.
A.Establishment of Management Systems
Our conflict minerals program policy is publicly available at http://www.oceaneering.com/datasheets/vendors/Oceaneering-Conflicts-Minerals-Program-Policy.pdf. Our standard purchase order terms and conditions, which include provisions that require our suppliers to comply with our conflict minerals program, are publicly available at http://www.oceaneering.com/vendors.

We generally require our suppliers to provide us with products or materials that are “DRC conflict free” (as defined in the Rule), and our standard terms and conditions require our suppliers to notify us promptly in writing in the event that they have any reason to believe that such products or materials are not DRC conflict free. We also generally require that, subject to a limited exception for materials outside the supply chain prior to January 31, 2013, any of the Covered Minerals incorporated into such products or materials ultimately must be sourced from recycled or scrap sources or from one or more of the smelters or refiners appearing on the applicable conformant smelter and refiner list available at www.responsiblemineralsinitiative.org.
We also assembled an internal, cross-functional team to support supply chain due diligence and periodically report to our senior management regarding the implementation and effectiveness of our due diligence measures.
B.Identification and Assessment of Risks in the Supply Chain
Our RCOI included measures to identify and assess risks in our supply chain that any Covered Minerals necessary to the functionality or production of products manufactured, or contracted to be manufactured, for sale by us during the Reporting Period benefit armed groups in the DRC or any adjoining country.
As part of our due diligence process, we reviewed our suppliers’ responses to the supply chain survey against criteria developed to determine which responses required further engagement. These criteria included untimely or incomplete responses, as well as inconsistencies within the reported data.
Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We compared each facility listed in the responses to the lists of smelters and refiners maintained by the RMI to verify the existence of the facility, confirm whether it meets the RMI’s definition of a smelter or refiner and determine its RMAP status.
We classify each listed smelter or refiner as high, medium or low risk based on four scoring criteria: (1) countries of origin disclosed by such smelter or refiner; (2) RMAP audit status; (3) credible evidence, if any, of unethical sourcing; and (4) geographic proximity to the DRC or any adjoining country. If any smelter or refiner is not recognized by the RMI, we conduct outreach and research to gain more information about whether it is a smelter or a refiner, sourcing practices, location, and country of origin. Additionally, if any smelter is not listed as conformant, we conduct outreach providing education on the RMAP and encouraging them to enroll in it.
C.Risk Management Plan
During the conduct of our RCOI and throughout our due diligence efforts, Applicable Suppliers received training, education and access to resources explaining the Rule, and all such communications were monitored and tracked for future reporting and transparency. Our RCOI, due diligence and plans for improvement described in this Report reflect our risk management plan in all material respects.

D.Independent Third-Party Audit
In accordance with the Rule, we were not required to obtain an independent private sector audit of this Report. Accordingly, no such audit has been obtained. To our knowledge, none of our Applicable Suppliers smelt or refine Covered Minerals, and we did not perform or direct any audits of entities within our supply chain. To the extent the Respondents reported smelters or refiners that do not participate in the RMAP, such facilities were contacted on our behalf and encouraged to begin participating.
E.Report on Supply Chain Due Diligence Findings
Approximately 75% of our Applicable Suppliers submitted responses to our queries described above (the “Respondents”). A majority of the Respondents reported data at a company or division level or indicated that they were uncertain or unknowledgeable of whether: (1) any of the Covered Minerals were necessary to the functionality or production of the products or materials they supplied to us; (2) the Covered Minerals, if any, necessary to the functionality or production of the products or materials they supplied to us originated from the DRC or an adjoining country; or (3) the Covered Minerals, if any, necessary to the functionality or production of the products or materials they supplied to us came from a recycler or scrap supplier.
We compared the names of smelters and refiners reported by the Respondents to the RMI’s list. In this manner, we confirmed the names of 333 smelters or refiners reported by the Respondents. Attached to this Report (as “Attachment A”) is a list of the 333 facilities that reflects the location of each as of December 31, 2021. If a Respondent indicated that a smelter or refiner in its supply chain was RMAP-conformant, we confirmed such status using information from the RMI. Based on information received from the Respondents and validated against the RMI’s information: (1) 230 smelters or refiners were considered RMAP-conformant; (2) 18 smelters or refiners had begun but not completed the certification process; (3) 16 smelters or refiners had not begun the certification process; and (4) 69 smelters or refiners were considered RMAP-non conformant.
Attachment A omits facilities reported by the Respondents that have not been validated as a smelter or refiner. Attachment A may reflect smelters and refiners that processed Covered Minerals that our Applicable Suppliers supplied to their other customers but not us. Information about where many smelters and refiners source their materials is not generally available to the public, but Attachment A includes an aggregated list that reflects such country-level information to the extent it is reported or otherwise available to us. Attachment A may reflect possible countries of origin that pertain to products that our Applicable Suppliers supplied to their other customers but not us.
IV.    Determinations
Because we are a downstream purchaser and user of Covered Minerals, we rely on the accuracy of the representations and information provided by our direct suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by upstream suppliers or by a smelter or refiner may affect the accuracy or completeness of the information set forth in this Conflict Minerals Report. Many of our Applicable Suppliers were nonresponsive and many of the Respondents were uncertain or provided data at a company or division level. We have undertaken measures to verify responses and minimize these limitations, but we are unable to provide assurance that our due diligence efforts have uncovered all relevant information.
We do not have access to audit reports or detailed findings of the third-party audits conducted as part of the RMAP or any equivalent audit programs accepted by the RMI. Audits conducted as part of the RMAP or any other equivalent programs and the information received from the Respondents may yield inaccurate or incomplete conclusions. In summary, we were not able to establish chain of custody or determine whether any of the Covered Minerals used in our Affected Products originated from the DRC or an adjoining country. We were also unable to determine the facilities used to process the Covered Minerals necessary to the functionality or production of our Affected Products or the countries of origin of those Covered Minerals. Accordingly, we were unable to undertake any efforts beyond the RCOI and the due diligence described above to determine the mine or location of origin thereof.
V.    Plans for Improvement
Going forward, we plan to continue educating our supply base about the need to respond to our inquiries relating to Covered Minerals and conduct due diligence on their own suppliers, even if they themselves are not filers with the SEC. We intend to continue to engage with our Applicable Suppliers and direct them to increase the response rate and improve the content of the supplier survey responses. We will continue to work closely with our Applicable Suppliers to obtain and verify their compliance with our conflict minerals policy and our standard purchase order terms and conditions, in an effort to mitigate the risk that any Covered Minerals necessary to the functionality or production of products manufactured, or contracted to be manufactured, for sale by us benefit armed groups in the DRC or any adjoining country. The statements made in the three immediately preceding sentences are forward-looking statements and, as such, are subject to the cautionary statements and disclaimers set forth under the caption “Cautionary Statement Concerning Forward-Looking Statements” in Item 1 of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2021.

Exhibit 1.01

Attachment A
List of Smelters and Refiners

Metal	Name	Location
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China

Metal	Name	Location
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States of America

Metal	Name	Location
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States of America
Gold	Samduck Precious Metals	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China

Metal	Name	Location
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Super Dragon Technology Co., Ltd.	China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	SAFINA A.S.	Czechia
Gold	Guangdong Jinding Gold Limited	China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States of America
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China

Metal	Name	Location
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Abington Reldan Metals, LLC	United States of America
Gold	SAAMP	France
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AU Traders and Refiners	South Africa
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Bangalore Refinery	India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States of America
Gold	JALAN & Company	India

Metal	Name	Location
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company	Korea, Republic of
Gold	QG Refining, LLC	United States of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	K.A. Rasmussen	Norway
Gold	Alexy Metals	United States of America
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Sellem Industries Ltd.	Mauritania
Gold	MD Overseas	India
Gold	Metallix Refining Inc.	United States of America
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	WEEEREFINING	France
Gold	Value Trading	Belgium

Metal	Name	Location
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	H.C. Starck Ltd.	Japan

Metal	Name	Location
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States of America
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia

Metal	Name	Location
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam

Metal	Name	Location
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	PT Cipta Persada Mulia	Indonesia
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Pongpipat Company Limited	Myanmar
Tin	Tin Technology & Refining	United States of America
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Metal	Name	Location
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation

Metal	Name	Location
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	GEM Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
List of Possible Countries of Origin1
Afghanistan, Åland Islands, Albania, American Samoa, Andorra, Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Congo, Democratic Republic of Congo, Djibouti, Dominica, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Singapore, Slovakia, Slovenia, South Africa, South Sudan, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia and Zimbabwe.

1    See Section III.E. for more information.